                            SCHEDULE 14C INFORMATION

       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[X]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]      Definitive Information Statement

                        NATIONWIDE SEPARATE ACCOUNT TRUST

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)       Title of each class of securities to which transaction applies:
         _______________________

2)       Aggregate number of securities to which transaction applies:
         ______________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------

4)       Proposed maximum aggregate value of transaction: _____________________

5)       Total fee paid: ______________________________________________________

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid: ______________________________________________

2)       Form, Schedule or Registration Statement No.: ________________________

3)       Filing Party: ________________________________________________________

4)       Date Filed: __________________________________________________________

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                             Three Nationwide Plaza
                              Columbus, Ohio 43215
                                 (800) 848-6331

March 28, 2001

Dear Nationwide Small Company Fund Shareholders:

The enclosed information statement details the recent addition of another subadviser to the Nationwide Small Company Fund (the "Fund"), a series of Nationwide Separate Account Trust (the "Trust"). Specifically, the Trust's Board of Trustees has selected Waddell & Reed Investment Management Company ("Waddell & Reed") to manage a portion of the Fund. Villanova Mutual Fund Capital Trust (the "Adviser") and four other subadvisers also each manage a portion of the Fund. The addition was effective January 5, 2001. The Trust has an exemptive order from the U.S. Securities and Exchange Commission that allows this addition to be made without shareholder approval. The order instead requires that this information statement be sent to you.

The Board added Waddell & Reed upon the recommendation of the Adviser. This recommendation was based on several factors, including:

     - The significant growth of the Fund's assets over the past two years and the need to have another subadviser available to manage a portion of the Fund's assets to accommodate further growth in assets.

     - Waddell & Reed's small cap growth style would further diversify to the investment styles used by the Adviser and the other subadvisers in managing the Fund's assets.

     - Waddell & Reed's experience and success in managing other small cap growth funds and accounts.

Please read the enclosed document for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,



Kevin S. Crossett
Secretary, Nationwide Separate Account Trust

                          NATIONWIDE SMALL COMPANY FUND

                  A Series of Nationwide Separate Account Trust
                             Three Nationwide Plaza
                              Columbus, Ohio 43215

                              INFORMATION STATEMENT

The Board of Trustees of Nationwide Separate Account Trust (the "Board of Trustees") is furnishing this Information Statement to all owners of variable annuity contracts or variable life insurance policies ("Contract Owners") issued by Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company (collectively, "Nationwide") who are entitled to give voting instructions to Nationwide and its affiliates as the sole shareholders of the Nationwide Small Company Fund (the "Fund"), a series of Nationwide Separate Account Trust (the "Trust"). This Information Statement is being provided in lieu of a proxy statement pursuant to the terms of an exemptive order the Trust received from the U.S. Securities and Exchange Commission (the "Exemptive Order"). The Exemptive Order permits the Fund's investment adviser to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees, but without obtaining shareholder approval, provided, among other things, the Fund sends its shareholders (or, in this case, the Contract Owners who have selected the Fund as an investment option) an information statement describing a new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

          This Information Statement will be mailed to Contract Owners on or about March 30, 2001.

INTRODUCTION

The Fund is one investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with Villanova Mutual Fund Capital Trust (the "Adviser"). Pursuant to the Investment Advisory Agreement, the Adviser selects the subadvisers for the Fund, directly manages a portion of the investments of the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board of Trustees. The Adviser selects subadvisers it believes will provide the Fund with high quality investment services consistent with the Fund's investment objectives. The Adviser is responsible for the overall monitoring of the Fund's subadvisers.

Each of the Fund's subadvisers is independent of the Adviser and discharges its responsibilities subject to the oversight and supervision of the Adviser. The subadvisers are paid by the Adviser from the fees the Adviser receives from the Fund. In accordance with procedures adopted by the Board, a subadviser to the Fund may effect portfolio transactions through an affiliated broker-dealer and receive brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the addition of a new subadviser for the Fund, Waddell & Reed Investment Management Company ("Waddell & Reed"). Waddell & Reed began serving as a subadviser on January 5, 2001, following a decision by the Board of Trustees to approve a subadvisory agreement with Waddell & Reed with respect to the Fund. The decision by the Board of Trustees to add Waddell & Reed, as well as other important information, is described in more detail below.

The other four subadvisers for the Fund are: The Dreyfus Corporation, Lazard Asset Management, Neuberger Berman LLC and Strong Capital Management, Inc. In addition, the Adviser directly manages a portion of the Fund's assets. As of March 16, 2001, the Fund's assets were managed by the Adviser and the subadvisers, including Waddell & Reed, in the following proportions: the Adviser
- __%; Waddell & Reed - __%; The Dreyfus Corporation - ___%; Lazard Asset Management - ___%; Neuberger Berman LLC - __%; and Strong Capital Management, Inc. - __%.

RECOMMENDATION TO ADD AN ADDITIONAL  SUBADVISER

As part of the Adviser's duties to select and supervise the Fund's subadvisers, the Adviser is responsible for communicating performance expectations and evaluations to the subadvisers and recommending to the Board of Trustees whether new subadvisers should be hired and whether a subadviser's contract with the Trust should be renewed, modified or terminated. The Adviser periodically provides written reports to the Board of Trustees describing the results of its evaluation and monitoring functions.

As part of its ongoing monitoring duties, the Adviser determined that the significant growth of the Fund over the past two years would likely result in one or more of the Fund's subadvisers reaching its "capacity" in managing its portion of the Fund's assets according to its particular investment style. Since the Fund principally invests in the securities of "small cap" companies, the issue of a subadviser's "capacity" is particularly meaningful. In the Adviser's experience, it is extremely difficult for an investment manager to effectively invest a significant amount of assets in stocks of small cap companies consistent with a particular asset management style. Many of these difficulties arise because an investment manager is effectively restricted as to how much of a particular company's stock can be owned in the accounts it manages. These restrictions are due in part to regulatory constraints and in part to the relatively limited liquidity, or float, of that company's stock and the general desire to limit an account's exposure to any particular company. Such limited liquidity also tends to cause the price of that company's stock to be more volatile, thereby making it more difficult for an investment manager to take a significant position in a stock without driving up its price. Conversely, such price volatility also makes it more difficult for a manager to reduce its holdings without unduly driving down the price.

Therefore, the Adviser decided to recommend that an additional subadviser be added to proactively address capacity issues which were likely to occur with the Fund's other subadvisers if the


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

Fund's assets continue to grow. The Adviser also considered the benefit of further diversifying the small cap investment styles used by the Fund's subadvisers and concluded that an additional growth style manager would be appropriate to compliment the other investment styles. The Adviser then undertook an extensive search of small cap growth investment managers, many of whom the Adviser determined had capacity constraints.

Upon completion of its search, the Adviser decided to recommend that Waddell & Reed be added as another subadviser. The Adviser based its decision to recommend Waddell & Reed on a number of factors, including Waddell & Reed's experience and past performance in managing small cap growth investments, the quality of the portfolio personnel who would be involved in managing the Fund's assets, the strength of its investment style, the Adviser's recent experience with Waddell & Reed as subadviser for the Nationwide Small Cap Growth Fund, another series of the Trust, and the Adviser's belief that Waddell & Reed's investment style would complement that of the other subadvisers to the Fund. The Adviser also noted to the Board that Nationwide Financial Services, Inc. ("Nationwide Financial"), of which the Adviser is an indirect majority owned subsidiary, has entered into a strategic partnership with Waddell & Reed Financial, Inc. As a part of that partnership, Nationwide Financial agreed to support, where appropriate, the hiring of Waddell & Reed as a subadviser to the Nationwide Funds.

BOARD OF TRUSTEES' CONSIDERATIONS

At a regular meeting of the Board of Trustees on December 14 and 15, 2000, the Board of Trustees reviewed the Adviser's recommendation to hire Waddell & Reed as an additional subadviser. The Board of Trustees reviewed a report that described in detail the basis for such recommendation and also reviewed a proposed amendment to the Trust's current Subadvisory Agreement with Waddell & Reed. Specifically the Board of Trustees reviewed Waddell & Reed's position as a subsidiary of Waddell & Reed Financial, Inc. which was originally founded in 1937. The Board reviewed Waddell & Reed's investment philosophy for, and the amount of assets managed in, the small cap growth style, as well as the performance that Waddell & Reed has achieved in that style.

Having carefully considered the Adviser's recommendation and the reasons for it, the Board of Trustees, including a majority of the Trustees who were not interested persons of the Adviser or Waddell & Reed, approved the appointment of Waddell & Reed to serve as a new subadviser to the Fund. The appointment of Waddell & Reed as a subadviser took effect on January 5, 2001. The Board of Trustees also approved the form of an amendment to the Subadvisory Agreement among the Adviser, the Trust and Waddell & Reed. In doing so, the Board of Trustees found that the compensation payable under the amendment to the Subadvisory Agreement with Waddell & Reed was fair and reasonable in light of the services to be provided and the expenses to be assumed by Waddell & Reed under such Agreement with respect to the Fund.

SUBADVISORY AGREEMENT, AS AMENDED

The Subadvisory Agreement with Waddell & Reed was initially approved by the Board of Trustees on August 8, 2000, in connection with the hiring of Waddell & Reed as a subadviser for the Nationwide Small Cap Growth Fund, another series of the Trust. The amendment to the


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

Subadvisory Agreement approved by the Board in connection with hiring Waddell & Reed for the Fund changed no material provisions or terms of the Subadvisory Agreement, except to add the Fund to such Agreement and to obligate the Adviser to pay Waddell & Reed, out of the fees received by the Adviser from the Fund, an annual fee equal 0.60% of the Fund's average daily net assets managed by Waddell & Reed. In accordance with the Exemptive Order, the Subadvisory Agreement has not been submitted for shareholder approval. The following is a brief summary of the material terms of the Subadvisory Agreement, as amended.

The Subadvisory Agreement has a two-year term, which began on January 5, 2001, with respect to the Fund, and continues automatically for successive one-year terms thereafter provided that its continuance is approved annually by the Board of Trustees. The Subadvisory Agreement can be terminated on 60 days' notice and terminates automatically if it is assigned to anyone else.

Under the Subadvisory Agreement, the Adviser is responsible for assigning a portion of the Fund's assets to Waddell & Reed and for overseeing and reviewing the performance of Waddell & Reed. Waddell & Reed is required to manage the portion of the Fund's portfolio allocated to it (which constitutes approximately ___% of the Fund's portfolio at this time) in accordance with the Fund's investment objective and policies, subject to the supervision and control of the Adviser and the Board of Trustees.

Under the brokerage provisions of the Subadvisory Agreement, Waddell & Reed is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers and to negotiate commissions to be paid on such transactions. In doing so, Waddell & Reed is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Under the provisions of the Subadvisory Agreement relating to indemnification by and the liability of the subadviser, Waddell & Reed and its affiliates and controlling persons can not be held liable for any error of judgement or mistake of law to the Adviser, the Trust, the Fund or the Fund's shareholders in the absence of willful misfeasance, bad faith or gross negligence on the part of Waddell & Reed or reckless disregard of its duties under the Subadvisory Agreement. The Subadvisory Agreement provides that nothing in such Agreement, however, relieves Waddell & Reed from any of its obligations under federal and state securities laws and other applicable law.

Waddell & Reed is required under the Subadvisory Agreement to indemnify the Adviser, the Trust, the Fund and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Waddell & Reed's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law. The Subadvisory Agreement also contains provisions pursuant to which the Adviser is required to indemnify Waddell & Reed in certain circumstances.

The foregoing description of the Subadvisory Agreement is only a summary and is qualified in its entirety by reference to the text of the full Agreement. A copy of the Subadvisory Agreement is on file with the Commission and is available 1) in person at the Commission's Public


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

Reference Room at 450 Fifth Street, N.W., Washington, DC; 2) by mail at the Securities and Exchange Commission, Public Reference Section, Washington, DC 20549-6009 or 3) at the Commission's website - http:// www.sec.gov.

OTHER INFORMATION ABOUT WADDELL & REED

Waddell & Reed, located at 6300 Lamar Avenue, Overland Park, Kansas 66202, is an indirect, wholly owned subsidiary of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202, a publicly held company. Originally founded in 1937, Waddell & Reed, Inc. offers a broad array of investment products and, through its subsidiary Waddell & Reed, provides investment advice to both registered investment companies and separate accounts. As of December 31, 2000, Waddell & Reed had in excess of $34 billion in assets under management.

The following table sets forth the name, address and principal occupation of the principal executive officer and each of the Directors of Waddell & Reed.

--------------------------------------------------------------------------------------------------------------------
NAME                               TITLE WITH WADDELL & REED                  PRINCIPAL OCCUPATION AND ADDRESS*
--------------------------------------------------------------------------------------------------------------------
Keith Albert Tucker                Chairman of the Board and Director         Chairman and Chief Executive Officer
                                                                              of Waddell & Reed Financial, Inc.
--------------------------------------------------------------------------------------------------------------------
Robert Lee Hechler                 Executive Vice President, Treasurer,       President and Chief Executive Officer
                                   Director and Principal Financial Officer   of Waddell & Reed, Inc.
--------------------------------------------------------------------------------------------------------------------
Henry John Herrmann                Director, President, Chief Executive       President and Chief Executive Officer
                                   Officer, and Chief Investment Officer      of Waddell & Reed
--------------------------------------------------------------------------------------------------------------------

*All of the above individuals can be contacted at 6300 Lamar Avenue, Overland Park, Kansas 66202.

Waddell & Reed currently serves as investment adviser to four other series of investment companies that have investment objectives similar to those of the Fund. The net assets and investment advisory fees as of December 31, 2000, for the three other investment companies are set forth in the following table:

--------------------------------------------------------------------------------------------------------------------
                 Fund                                 Net Assets                           Advisory Fees*
--------------------------------------------------------------------------------------------------------------------
Waddell & Reed Advisors Small Cap                    $405 million               0.85% of the first $1 billion,  0.83%
Fund, Inc.                                                                      of the  second $1  billion,  0.80% of
                                                                                the  third $1  billion,  and 0.76% of
                                                                                the Fund's  average  daily net assets
                                                                                in excess of $3 billion
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Small Cap Growth Fund, a series of W&R               $580 million               0.85% of the first $1 billion, 0.83%
Funds, Inc.                                                                     of the second $1 billion, 0.80% of
                                                                                the third $1 billion, and 0.76% of
                                                                                the Fund's average daily net assets
                                                                                in excess of $3 billion
--------------------------------------------------------------------------------------------------------------------
Small Cap Portfolio, a series of W&R                 $345 million               0.85% of the first $1 billion, 0.83%
Target Funds, Inc.                                                              of the second $1 billion, 0.80% of
                                                                                the third $1 billion, and 0.76% of
                                                                                the Fund's average daily net assets
                                                                                in excess of $3 billion
--------------------------------------------------------------------------------------------------------------------
Nationwide Small Cap Growth Fund,                $93.9 million, $34.7           0.60% of the Fund's average daily
another series of the Trust                      of which is managed            net assets managed by Waddell & Reed
                                                 by Waddell & Reed
--------------------------------------------------------------------------------------------------------------------

----------
*Calculated as an annual percentage of the Fund's average daily nets assets.

MORE ABOUT FEES AND EXPENSES

The Fund pays the Adviser an investment advisory fee at the annual rate of 0.93% of the Fund's first $250 million of average net assets, 0.95% of the next $750 million and 0.96% of the Fund's average daily net assets of more than $1 billion. The Adviser has agreed to voluntarily waive all or part of its fees and reimburse Fund expenses in order to limit the Fund's total operating expenses to not more than 1.25% of the Fund's average daily net assets on an annual basis. During the fiscal year ended December 31, 2000, the Adviser was entitled to receive from the Fund advisory fees in the amount of $6,677,080, none of which was waived or reimbursed. This fee waiver is voluntary and may be terminated at any time. If Waddell & Reed had been a subadviser for the Fund for the fiscal year ended December 31, 2000, and managed the same percentage of the Fund's assets as if it did on March 16, 2001, it would have earned $______ in subadvisory fees.

ADDITIONAL INFORMATION

As of March 16, 2001, the Fund had issued and outstanding __________ shares of beneficial interest ("shares"). As of that date, to the Trust's knowledge, the following are the only persons who had or shared voting or investment power over more than 5% of the outstanding shares of the Fund:



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


                                                Amount and Nature of
         Name and Address                   Voting and Investment Power
         ----------------                   ---------------------------


Nationwide _________ Account-__         of  Shared voting and investment power over
Nationwide Life Insurance Company       _________ shares of the Fund representing
One Nationwide Plaza                    ______% of the Fund's outstanding shares.
Columbus, Ohio 43215

Nationwide ________ Account-___         of  Voting and investment power over _________
Nationwide Life Insurance Company       shares of the Fund representing ______% of the
One Nationwide Plaza                    Fund's outstanding shares.
Columbus, Ohio 43215

Nationwide ________ Account-__ of       Voting and investment power over _________
Nationwide Life Insurance Company       shares of the Fund representing _____% of the
One Nationwide Plaza                    Fund's outstanding shares.
Columbus, Ohio  43215


As of March 16, 2001, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of the Fund.

Although Contract Owners are not being asked to vote on the addition of Waddell & Reed, the Trust is required by the rules of the Securities and Exchange Commission to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Contract Owners do not vote on such matters directly because they are not shareholders of the Fund, but they will be asked in the proxy statement to give voting instructions to those separate accounts of Nationwide that are shareholders of the Fund. These separate accounts will then vote the shares of the Fund attributable to the Contract Owners in accordance with the voting instructions received from the Contract Owners. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to the Fund's shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently the Fund has no principal underwriter, although Nationwide Advisory Services, Inc., an affiliate of the Adviser ("NAS"), provides marketing and wholesaling at no cost to the Fund. Beginning May 1, 2001, NAS will begin acting as the Trust's principal underwriter and will continue to do so until Villanova Distribution Services, Inc. ("VDSI"), another affiliate of the Adviser, obtains the approvals necessary to become the Trust's underwriter. It is anticipated that VDSI will become the Trust's principal underwriter on or about June 30, 2001. Villanova SA Capital Trust, an affiliate of the Adviser and NAS, serves as the Fund's administrator. The address for the Adviser, VDSI and Villanova SA Capital Trust is 1200 River Road, Conshohocken, Pennsylvania 19428. The address for NAS is One Nationwide Plaza, Columbus, Ohio 43215.

No officer or Trustee of the Trust is an officer, employee, or director of Waddell & Reed, nor do any such officers or Trustees own securities issued by Waddell & Reed or have any other material direct or indirect interest in Waddell & Reed.

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING THE ANNUAL REPORT, IF ANY, UPON REQUEST. SUCH REQUEST MAY BE MADE EITHER BY WRITING TO THE TRUST AT THE ADDRESS CONTAINED ON THE FIRST PAGE OF THIS INFORMATION STATEMENT OR BY CALLING TOLL-FREE (800) 848-0920. THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT WILL BE MAILED TO YOU BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF RECEIPT OF YOUR REQUEST.

                                 By Order of the Board of Trustees,



                                 Kevin S. Crossett, Secretary


March 28, 2001








                                      -9-